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                                                                    EXHIBIT 5.1

MORRISON KNUDSEN CORPORATION
MORRISON KNUDSEN PLAZA
P. O. BOX 73/BOISE, IDAHO U.S.A. 83729
PHONE: (208)386-5000/TELEX: 368439


JONATHAN M. ROBERTSON                              DIRECT DIAL:   208-386-6194
ASSOCIATE GENERAL COUNSEL                          FAX NUMBER:    208-386-5833


July 31, 1997


Morrison Knudsen Corporation
Morrison Knudsen Plaza
Boise, Idaho 83707

RE: MORRISON KNUDSEN CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-81038

Ladies and Gentlemen:

I am Associate General Counsel of Morrison Knudsen Corporation, a Delaware corporation (the "Company") and, in that capacity, I have acted as counsel for the Company in the preparation of Amendment No. 1 to Form S-8 Registration Statement No. 33-81038 (the "Registration Statement") relating to 732,402 additional shares of common stock, par value $.01, of the Company (the "Subject Securities"), to be acquired or distributed under the Morrison Knudsen Corporation Amended and Restated Stock Option Plan, as amended (the "Stock Option Plan"). This opinion relates to the Subject Securities.

In connection with the preparation of the Registration Statement, I have examined such corporate records and documents of the Company and certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of the Subject Securities as I have deemed relevant and necessary for the opinion hereinafter expressed. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

On the basis of the foregoing, it is my opinion that the Subject Securities have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms and conditions of the Stock Option Plan, the Subject Securities will be validly issued and outstanding, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement.

Very truly yours,

/s/ Jonathan M. Robertson

Jonathan M. Robertson
JMR:smb